                     ASSIGNMENT OF PENDING TRADEMARK APPLICATION



          WHEREAS, KEEBLER COMPANY, a Delaware corporation, having its principal offices at 677 Larch Avenue, Elmhurst, Illinois 60126, has adopted, used, is using and is the owner of the following trademark for which an application in the United States Patent and Trademark Office is pending (hereinafter referred to as "said Marks"):

     MARKS                         SERIAL NOS.
     -----                         -----------
     Tato Wilds                    74/589,725
     Rip Into Something Wild       74/631,150
     For Great Pizza Taste,        74/651,866
       They Deliver
     Chachos                       74/299,537
     Chip Chasers                  74/586,279

          WHEREAS, THE O'BOISIE CORPORATION, an Illinois corporation, having its principal offices at 1111 West 22nd Street, Oakbrook, Illinois 60521, is desirous of acquiring said Marks,

          NOW, THEREFORE, in consideration of the sum of one dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, KEEBLER COMPANY does hereby assign, convey and transfer to THE O'BOISIE CORPORATION all right, title and interest in and to said Marks and registration therefor, together with the goodwill of the business symbolized by said Marks, and also the entire right, title and interest in all benefits, claims, demands and rights of recovery for past and future infringement, if any, of said Marks.

          KEEBLER COMPANY further agrees to execute and deliver, at the request of THE O'BOISIE CORPORATION, all papers, instruments, and assignments, and to perform any other acts THE O'BOISIE CORPORATION may require in order to vest KEEBLER COMPANY's rights, title and interest in and to said Marks in THE O'BOISIE CORPORATION and/or to provide evidence to support any of the foregoing in the event such evidence is deemed necessary by THE O'BOISIE CORPORATION, to the extent such evidence is in the possession or control of KEEBLER COMPANY.


                                          2

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          The Commissioner of Patents and Trademarks is requested to issue the
Certificate of Registration to said assignee, THE O'BOISIE CORPORATION.

Signed and delivered this 24th day of January, 1996.

                                   KEEBLER COMPANY



                                   By:
                                        -------------------------
                                        Name:
                                        Title:


ATTEST:


THE O'BOISIE CORPORATION



By:
     -------------------------
     Name:
     Title: